Exhibit 4.50

Supplement Agreement

In respect of the related agreement arrangement of AirMedia Online Network Technology Co., Ltd.

This Agreement is entered by the following parties on March 15, 2016 in Beijing.

Party A: AirMedia Technology (Beijing), Co., Ltd.

Party B: Guo Man

Xu Qing

Hong Tao

Party C: AirMedia Online Network Technology Co., Ltd.

Whereas:

(1) Party A, Party B, Party C has respectively entered into the Equity Pledge Agreement (the “Original Equity Pledge Agreement”) on June 5th, 2015;

(2) Party A, Party B and Party C have entered into the Exclusive Call Option Agreement (the “Original Call Option Agreement”) on June 5th, 2015;

(3) Party A, Party B has respectively entered into the Loan Agreement (the “Original Loan Agreement”) in 2015;

(4) The equity holding structure of Party C changed in 2016, and the shareholding percentage of Party B in Party C after the change is as follows: 77.2% equity is held by Guo Man, 14.5% equity is held by Xu Qing, 4.8% equity is held by Hong Tao.

NOW, THEREFORE, all Parties, through friendly negotiations, hereby agree as follows:

1.	All parties agree that, for so long as party B continues to hold equity interest in party C, the relevant provisions in the Original Equity Pledge Agreement, the Original Call Option Agreement and the Original Loan Agreement applicable to the parties hereto shall be deemed to be continuously effective, provided that the equity which are pledged and granted with exclusive call option by party B to party A under the Original Equity Pledge Agreement, the Original Call Option Agreement and the Original Loan Agreement shall be varied respectively to provide: Guo Man holds 77.2% equity in party C, Xu Qing holds 14.5% equity in party C, Hong Tao holds 4.8% equity in party C.

2.	Party B and party C shall, upon request by party A, enter into new equity pledge agreement and call option agreement with party A in order to reflect the actual shareholding percentage of party B, and Party B and party C shall cooperate with party A to handle the industry and commence procedures required for the registration of the equity pledge.

(No text below)

[Signature Page]

Party A: AirMedia Technology (Beijing), Co., Ltd.

/s/ AirMedia Technology (Beijing), Co., Ltd

Party B:

Guo Man	/s/ Guo Man

Xu Qing	/s/ Xu Qing

Hong Tao	/s/ Hong Tao

Party C: AirMedia Online Network Technology Co., Ltd.

/s/ AirMedia Online Network Technology Co., Ltd.

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